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                                                                    EXHIBIT 10.1

                        AIRCRAFT AND ENGINE USE AGREEMENT

This AIRCRAFT AND ENGINE USE AGREEMENT (hereafter the "Agreement") dated as of September 30, 2002, is made by and between Kitty Hawk Aircargo, Inc. ("Aircargo") and the Kitty Hawk Collateral Liquidating Trust (the "Trust") by Langdon Asset Management, Inc., its manager (the "Trust Manager"). Aircargo and the Trust agree that Aircargo shall have the right and obligation to use certain aircraft and engines owned by the Trust on the terms set forth herein.

     1. Minimum Utilization. For a term commencing on September 30, 2002, which is the Effective Date (as defined therein) of the Debtors' Joint Plan of Reorganization dated May 22, 2002 (the "Plan"), and ending on September 30, 2004 (or, for any airframe, such earlier date on which the airframe has been removed pursuant to this Agreement from Schedule A), Aircargo will use the Airframes identified on Schedule A (along with all records, logs, manuals and documents or other materials of any kind relating to the condition, use, location, maintenance or of repairs or overhauls to any part of the Airframes identified on Schedule A, collectively referred to as the "Airframes") collectively, in total, a minimum of 450 block hours per month (the "Minimum Airframe Usage"); provided however, that if, for any reason whatsoever, fewer than four (4) heavy weight Airframes (the four current heavy weight Airframes being N278US, N279US, N281KH and N284KH) are available for Aircargo's use, the Minimum Airframe Usage for the month will be reduced by 100 hours for each of the four (4) heavy weight Airframes not available for Aircargo's use. In the event that an Airframe is not available for use for any reason whatsoever for only part of a month, the reduction in the Minimum Airframe Usage for the month shall be prorated for such part based on a thirty-day month.

     If Aircargo for any month fails to achieve the Minimum Airframe Usage (subject to the reduction provisions set forth in the immediately preceding paragraph), then on the date that payment for actual usage for the month is required under Paragraph 4 of this Agreement, Aircargo shall pay to the Trust an amount equal to the Minimum Airframe Usage block hour shortfall for the month multiplied by $375. The Minimum Airframe Usage for the time between the effective date of this Agreement and the last day of the month of such effective date shall be prorated based on a 30-day month.

     2. Rates for Airframes. The block hour rate for utilization of each of the Airframes is as follows:

                  Airframe                Rate per Block Hour
                  --------                -------------------
                   N278US                       $400.00
                   N279US                       $400.00
                   N281KH                       $400.00
                   N284KH                       $400.00
                   N69739                       $375.00
                   N69740                       $375.00
                   N854AA                       $375.00
                   N855AA                       $375.00
                   N252US                       $350.00
                    N6809                       $350.00
                    N6827                       $350.00
                    N6833                       $350.00

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     3. Engines and Rates for Engines. Pursuant to the terms of the Plan and this Agreement, Aircargo shall transfer all of its right, title and interest in certain engines that it owns to the Trust in exchange for the Trust transferring all of its right, title and interest in certain engines currently owned by the Trust. Schedule B identifies the engines that Aircargo will transfer ownership to the Trust, and likewise, identifies the engines that the Trust will transfer ownership to Aircargo. Schedule C identifies the engines that will be owned by the Trust after the ownership transfers contemplated above and shall be the Engines (along with all records, logs, manuals and documents or other materials of any kind relating to the condition, use, location, maintenance or of repairs or overhauls to any part of the Engines identified on Schedule C, collectively referred to as the "Engines") subject to this Agreement and sets forth the block hour rate that Aircargo will pay for the use of each of the Engines, regardless of the airframe upon which an Engine is operated.

     Aircargo will use the Engines collectively, in total, a minimum of 1,350 block hours per month (the "Minimum Engine Usage"); provided however, that if, for whatever reason whatsoever, fewer than four (4) heavy weight Airframes (the four current heavy weight Airframes being N278US, N279US, N281KH and N284KH) are available for Aircargo's use, the Minimum Engine Usage requirement will be reduced by 300 hours for each of the four (4) heavy weight Airframes not available for Aircargo's use. In the event that an Airframe is not available for use for any reason whatsoever for only part of a month, the reduction in the Minimum Engine Usage for the month shall be prorated for such part based on a thirty-day month.

     If Aircargo for any month fails to achieve the Minimum Engine Usage (subject to the reduction provisions set forth in the immediately preceding paragraph), then on the date that payment for actual usage for the month is required under Paragraph 4 of this Agreement Aircargo shall pay to the Trust an amount equal to the Minimum Engine Usage block hour shortfall for the month multiplied by $75. The Minimum Engine Usage for the time between the effective date of this Agreement and the last day of the month of such effective date shall be prorated based on a thirty-day month.

     4. Time for Payment of Hourly Rates. On or about the 10th day of each month following the first month after the Effective Date, Aircargo will provide to the Trust a schedule of the hours flown per Airframe and Engine and will pay to the Trust the applicable block hour rate for each block hour each Airframe and Engine has been used in the immediately preceding month.

     5. Maintenance. Aircargo will perform line maintenance of the Airframes and Engines in accordance with Aircargo's maintenance program. The Airframe maintenance for which Aircargo is responsible hereunder will be limited to "A" checks, "B" checks, and repairs or incidental replacement of parts and rotables not to exceed $50,000 for any check or other event. In the event that a maintenance check, incidental repair or replacement of parts exceeds $50,000, the Trust will determine if it wants such maintenance work to be conducted, and if so, will be responsible for such costs. The Engine maintenance for which Aircargo is responsible hereunder will be limited to repairs and replacement of parts and rotables not to exceed $50,000 for any check or other event. In the event that Engine maintenance, incidental repair or replacement of parts exceeds $50,000, the Trust will determine if it wants such maintenance work to be conducted, and if so, will be responsible for such costs. Aircargo shall be required to make any repairs, replacements, or improvements to any Airframe or Engine necessary as the result of an Airworthiness Directive or Service Bulletin or similar requirement issued by any regulating body not to exceed $50,000 for any Airworthiness Directive, Service Bulletin or

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similar requirement issued by any regulating body. In the event that any repair, replacement or improvements to any Airframe or Engine is necessary as a result of an Airworthiness Directive or Service Bulletin or similar requirement issued by any regulating body exceeds $50,000, the Trust determine if it wants such repair, replacement or improvement to be conducted, and if so, will be responsible for such costs.

     6. Insurance. During the term of this Agreement, Aircargo shall cause the Airframes and Engines to be covered by hull and liability insurance in accordance with Aircargo's fleet plan which policies shall show the Trust as a loss payee and an additional insured; provided that, for any Airframe removed from Schedule A and the Engines mounted on such Airframe, Aircargo's obligation to insure the Airframe and Engines shall terminate upon the Trust's receipt of the Deliverables (defined below).

     7. Removal of Airframes and Engines from the terms of this Agreement. Upon 60 days written notice to Aircargo, the Trust may withdraw an Airframe from Schedule A. An Airframe removed from Schedule A shall be referred to as a "Terminated Airframe." On the 60th day of the notice period, Aircargo shall deliver physical possession of the Terminated Airframe to a place within the United States designated by the Trustee, along with (i) a current certificate of airworthiness; (ii) three serviceable, unencumbered Pratt & Whitney engines of the type appropriate for such aircraft; and (iii) all technical records, including but not limited to current maintenance and operations records relating to the Terminated Airframe and engines (all of the foregoing, for any Terminated Airframe, being the "Deliverables"). In the event that Aircargo proposes to deliver to the Trust free and clear title to an engine that is not owned by the Trust in lieu of an Engine, the Trust shall convey an engine of similar type and condition (determined by a comparison of engine disk profiles and limiters) to Aircargo.

     8. Operation of Aircraft. Aircargo may operate the Airframes and Engines in such types of service as it deems appropriate; provided that Aircargo shall not "Dry Lease" any of the Airframes or Engines.

     9. Financial Reporting. Aircargo will provide the consolidated, unaudited financial statements of its parent company, Kitty Hawk, Inc., on a monthly basis delivered timely to the Trust Manager.

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IN WITNESS WHEREOF, this Agreement is executed by it duly authorized representative as of the date set forth above.

KITTY HAWK AIRCARGO, INC.                 KITTY HAWK COLLATERAL
                                          LIQUIDATING TRUST


   /s/ Drew Keith                            /s/ Glen Langdon
-------------------------------           -------------------------------------
By: Drew Keith                            By: Langdon Asset Management Trust
    ---------------------------
Its: V.P.                                 By: Glen Langdon
    ---------------------------

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                                   SCHEDULE A

                                    Airframes
                                    ---------

                                     N278US

                                     N279US

                                     N281KH

                                     N284KH

                                     N69739

                                     N69740

                                     N854AA

                                     N855AA

                                     N252US

                                      N6809

                                      N6827

                                      N6833

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                                   SCHEDULE B

  Trust Engines To Be Transferred to      Aircargo Engines to be Transferred to
  ----------------------------------      -------------------------------------
               Aircargo                                 the Trust
               --------                                 ---------

                                                         655968

               687662                                    674498

               657394                                    696629

                                                         649269

               665294                                    665348

               665899                                    665230

                                                         665676

               656066                                    648784

               665591                                    653365

               653835                                    654158

               654677                                    654979
                                                         653897

                                                         653619

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                                   SCHEDULE C

  No.                Serial No.                       Block Hour Rate

   1                   655968                              $83.33
   2                   674498                              $83.33
   3                   687698                              $83.33
   4                   700451                              $83.33
   5                   700377                              $83.33
   6                   687659                              $83.33
   7                   702952                              $83.33
   8                   696629                              $83.33
   9                   657070                              $83.33
  10                   700522                              $83.33
  11                649269 (9a)                            $75.00
  12                   708328                          N/A-sold/paid
  13                   696499                              $83.33
  14                   685501                              $83.33
  15                   688689                              $83.33
  16                   687788                              $75.00
  17                   665348                              $75.00
  18                   665230                              $75.00
  19                   665356                              $75.00
  20                   665676                              $75.00
  21                   655829                              $66.67
  22                   657666                              $66.67
  23                   648784                              $66.67
  24                   653365                              $66.67
  25                   665275                          N/A-sold/paid
  26                   649583                              $66.67
  27                   654158                              $66.67
  28                   654792                              $66.67
  29                   654305                              $66.67
  30                   657315                              $66.67
  31                   649514                          N/A-sold/paid
  32                   654979                              $66.67
  33                   654368                              $66.67
  34                   654914                              $66.67
  35                   653897                              $66.67
  36                   653619                              $66.67